                                                                   EXHIBIT 10.23

                              ACCRUE SOFTWARE, INC.

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

        This Separation Agreement and Mutual Release ("AGREEMENT") is made by and between Accrue Software, Inc., a Delaware corporation (the "COMPANY"), and Richard Kreysar ("MR. KREYSAR" or "EMPLOYEE").

        WHEREAS, Mr. Kreysar was employed by the Company pursuant to the terms of an offer letter dated June 16, 1998; and

        WHEREAS, the Company and Mr. Kreysar have mutually agreed to terminate the existing employment relationship and to release each other from any claims arising from or related to the employment relationship.

        NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Mr. Kreysar (collectively referred to as the "PARTIES") hereby agree as follows:

        1. TERMINATION OF EMPLOYMENT; SERVICE ON BOARD OF DIRECTORS. Mr. Kreysar and the Company acknowledge and agree that Mr. Kreysar's employment as Chief Executive Officer of the Company terminated effective at the close of business on January 15, 2001 (the "TERMINATION DATE"). Following the Termination Date, Mr. Kreysar shall continue as a member of the Board of Directors (the "BOARD") at the discretion of the Board. Mr. Kreysar agrees to submit his letter of voluntary resignation to the Board when requested to do so by the Board. In all events, Mr. Kreysar's continued service as a member of the Board shall be subject to his election to such position by the stockholders of the Company.

        2. SEVERANCE BENEFITS. In consideration for the release of claims set forth below and other obligations under this Agreement, and provided this Agreement is signed by Mr. Kreysar and not revoked under Section 7 herein, and further provided that Mr. Kreysar remains in full compliance with his obligations to the Company under this Agreement, the Company agrees to provide the following severance benefits to Mr. Kreysar:

                (a) Following the Termination Date, the Company shall continue to pay as severance to Mr. Kreysar his regular base salary for a six-month period (the "Severance Period"). Each severance payment shall be reduced by applicable tax withholding and shall be paid in accordance with the Company's regular payroll schedule and practices. The first severance payment shall be made on the first regular payroll date following the Effective Date of this Agreement (as defined in Section 20 below);

                (b) If Mr. Kreysar accurately and timely elects to continue his health insurance benefits under COBRA, as described in Section 3(a) below, the Company agrees to pay the applicable COBRA premiums until the end of the Severance Period;

                (c) Mr. Kreysar shall be entitled to keep and assume ownership of the laptop computer provided to him by the Company. Mr. Kreysar shall be responsible for any and all maintenance and repair costs incurred with respect to the computer after the Termination Date; and

                (d) Notwithstanding the original vesting terms set forth in the Purchase Agreement for the First Option Shares (as such terms are defined in Section 4(a) below), the Company agrees to waive its right to repurchase an aggregate of 400,710 of the First Option shares not otherwise vested as of the Termination Date and to waive payment of the principal and interest amount owing with respect to Mr. Kreysar's purchase of 1,204,261 of the First Option shares, subject to the terms of Section 4(a) below.

        3. EMPLOYEE BENEFITS.

                (a) Mr. Kreysar shall continue to receive the Company's health insurance benefits (medical and dental) at Company expense until January 31, 2001, which date shall be the "qualifying event" date under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If Mr. Kreysar timely and accurately elects to continue his health insurance benefits under COBRA following such date, the Company shall pay the applicable COBRA premiums through the end of the Severance Period. Following such date, Mr. Kreysar has the right to continue the COBRA coverage at his own expense.

                (b) Except as otherwise provided above, Mr. Kreysar shall not be entitled to participate in any of the Company's benefit plans or programs offered to employees of the Company after the Termination Date.

        4. STOCK INTERESTS.

                (a) RESTRICTED STOCK. Under the terms of the Notice of Stock Option Grant and the Stock Option Agreement granted to Mr. Kreysar on August 18, 1998 (the "FIRST OPTION"), and the Early Exercise Notice and Restricted Stock Purchase Agreement for the First Option executed on October 1, 1998 by Mr. Kreysar and the Company (the "PURCHASE AGREEMENT"), Mr. Kreysar purchased 1,605,683 shares of the Company's Common Stock (the "SHARES") with a per Share purchase price of $0.12, for a total purchase price of $192,681.96. Mr. Kreysar paid the purchase price for the Shares by delivering a promissory note to the Company (the "NOTE") dated October 1, 1998 in the original aggregate principal amount of $192,681.96, bearing 5.06% interest per annum on the unpaid balance of such principal sum, copies of which are attached hereto as Exhibit A. Mr. Kreysar purchased the Shares subject to a right of repurchase by the Company at Mr. Kreysar's original cost of $0.12 per Share on the termination of Mr. Kreysar's relationship with the Company as an employee or consultant pursuant to the terms of the Purchase Agreement. Such repurchase right was to lapse at a rate of 25% of the Shares on the twelve month anniversary of the Vesting Commencement Date (as defined in the Purchase Agreement) and thereafter at the rate of 1/48th of the total number of Shares on the 22nd day of each month following the Vesting Commencement Date. As of the Termination Date, the Parties acknowledge and agree that (1) the outstanding balance under the Note, not including accrued interest, remains $192,681.96, and that such balance, together with accrued interest, was due and payable on the Termination Date, (2) the Company's repurchase right under the Purchase Agreement had lapsed as to 1,003,551 of the Shares and (3) the Company has the right to repurchase 602,132 unvested Shares.

                        (i) ACCELERATION OF VESTING. Notwithstanding the above, in consideration for the release of claims set forth below and other obligations under this

Agreement, and notwithstanding the terms of the Purchase Agreement, the Company shall, immediately prior to the Effective Date, release an additional 400,710 of the Shares from the Company's right of repurchase. Accordingly, the Company shall exercise its right to repurchase 201,422 unvested Shares held by Mr. Kreysar, and pursuant to the terms of the Purchase Agreement, the Company shall pay the total repurchase price for the unvested Shares by canceling $24,170.64 of the principal amount of Mr. Kreysar's indebtedness to the Company due under the Note for such unvested shares. Upon such cancellation, Mr. Kreysar owes to the Company the remaining principal balance of $168,511.32 for the vested Shares and the accrued interest on the entire original principal amount, with such principal balance, together with accrued interest, being immediately due and payable.

                        (ii) FORGIVENESS OF PORTION OF PROMISSORY NOTE; EXECUTION OF NEW PROMISSORY NOTE. In further consideration for the release of claims set forth below and other obligations under this Agreement, the Company shall forgive the aggregate amount of $167,921.78 on the Note, which represents the principal amount of $144,511.32 (the purchase price for 1,204,261 of the Shares) plus the accrued interest on the entire original principal amount of the Note. In accordance with applicable tax law, that amount shall be reported as taxable income to Mr. Kreysar on his Form W-2 for 2001. Concurrent with his execution of this Agreement, Mr. Kreysar shall enter into a new nonrecourse promissory note in favor of the Company in the amount of $24,000 (the "NEW Note"), in the form attached hereto as Exhibit E. Upon execution of the New Note, the Note shall be cancelled by the Company.

                  (c) STOCK OPTION. The terms of the Stock Option granted to Mr. Kreysar on April 17, 2000 under the terms of the Company's 1996 Stock Plan (the "SECOND OPTION"), a copy of which is attached as Exhibit B, for the grant of 50,000 shares of the Company's Common Stock (the "SECOND OPTION SHARES") provides that the Second Option Shares vest at the rate of 25% of the Second Option Shares on the twelve month anniversary date of the Vesting Commencement Date (as defined in the Second Option Agreement), and 1/48 of the total number of Second Option Shares vest each month thereafter. The Parties acknowledge and agree that, pursuant to such vesting schedule, zero of the Second Option Shares had vested as of the Termination Date. Accordingly, the Second Option expired by its terms on the Termination Date.

        Except as set forth in this Agreement, the Purchase Agreement and the agreements issued in connection with the grants of the First and Second Options, Mr. Kreysar acknowledges that as of the Termination Date, Mr. Kreysar shall have no right, title or interest in or to any shares of the Company's capital stock under the Purchase Agreement, the option agreements, or any other agreement (oral or written) or plan with the Company.

        5. NO OTHER PAYMENTS DUE. Mr. Kreysar and the Company agree that the Company paid to Mr. Kreysar on or before the Termination Date, his accrued salary, accrued vacation and other sums as were then due to Mr. Kreysar through such date. By executing this Agreement, Mr. Kreysar hereby acknowledges receipt of all such payments and acknowledges that, in light of the payment by the Company of all wages due to Mr. Kreysar, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

                        No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

        6. RELEASE OF CLAIMS. In consideration for the obligations of both parties set forth in this Agreement, Mr. Kreysar and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

                (a) any and all claims relating to or arising from Mr. Kreysar's employment relationship with the Company and the termination of that relationship;

                (b) any and all claims relating to, or arising from, Mr. Kreysar's right to purchase, or actual purchase of shares of stock of the Company;

                (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

                (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

                (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                (f) any and all claims for attorneys' fees and costs.

        The Company and Mr. Kreysar agree that the release set forth in this
Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement.

        7. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Mr. Kreysar acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Mr. Kreysar and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date of this Agreement. Mr. Kreysar acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Mr. Kreysar was already entitled. Mr. Kreysar further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement (the "REVOCATION PERIOD"). This Agreement shall not be effective until the Revocation Period has expired.

        8. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Mr. Kreysar and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Mr. Kreysar and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

        9. EMPLOYEE COVENANTS.


                (a) GENERAL. Mr. Kreysar agrees that for all periods described in this Agreement, he shall continue to conduct himself in a professional manner that is supportive of the business of the Company.

                (b) CONFIDENTIAL INFORMATION. Mr. Kreysar understands and agrees that his obligations to the Company under the Confidential Information and Inventions Agreement he executed on ______, 1998 (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit C, survive the termination of his relationship with the Company under this Agreement. Mr. Kreysar agrees that at all times hereafter he shall continue to maintain the confidentiality of all confidential and proprietary information of the Company as provided by the Confidentiality Agreement and that he shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Mr. Kreysar. Mr. Kreysar further agrees to execute the Termination Certification attached as Exhibit C to the Confidentiality Agreement.

                (c) CONFIDENTIALITY OF THIS AGREEMENT. The parties each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "SEPARATION INFORMATION"). Each party hereto agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, except as may be or has been disclosed in a press release and except for disclosures required by law or necessary to effectuate the terms of this Agreement. Mr. Kreysar understands and acknowledges that Company may be required to file a copy of this Agreement with the Securities and Exchange Commission and to disclose its terms in Company's next proxy statement. The parties agree to take every precaution to disclose Separation Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Separation Information.

                (d) SEC REPORTING. Mr. Kreysar will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the Securities and Exchange Commission as they relate to required information with respect to Mr. Kreysar.

                (e) NONCOMPETITION. During the period from the Termination Date through the end of the Severance Period, Mr. Kreysar agrees that he shall not engage in any employment, consulting or business relationship with any company that is in competition with the Company, including without limitation the following companies: Andromedia, Inc., net.Genesis Corporation, WebTrends Corporation, Broadbase Software, Inc. and E.piphany, Inc.

        10. NON-DISPARAGEMENT. Each Party agrees to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

        11. BREACH OF THIS AGREEMENT. Mr. Kreysar acknowledges that upon material breach of any provision of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Mr. Kreysar agrees that in addition to any other remedies which the Company may have for any breach of this Agreement or otherwise, including termination of the Company's obligations to provide the salary, benefits, accelerated stock vesting and loan forgiveness to Mr. Kreysar as described in Sections 2, 3 and 4 of this Agreement, the Company shall be entitled to obtain equitable relief including specific performance, injunctions and restraining Mr. Kreysar from committing or continuing any such violation of this Agreement. Mr. Kreysar further agrees that if the Company ceases such payments and benefits as a result of Mr. Kreysar's breach of this Agreement, the waiver and release set forth in this Agreement shall remain in full force and effect at all times in the future.

        12. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Kreysar represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        13. NO REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

        14. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        15. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Contra Costa County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 15 shall not apply to the Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

        16. INDEMNIFICATION. The Indemnification Agreement entered into by Mr. Kreysar and the Company on June 22, 1998, a copy of which is attached as Exhibit D, shall remain in effect following the Termination Date in accordance with the terms of such agreement.

        17. ENTIRE AGREEMENT. This Agreement, and the exhibits hereto, represent the entire agreement and understanding between the Company and Mr. Kreysar concerning Mr. Kreysar's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Mr. Kreysar's relationship with the Company and his compensation by the Company.

        18. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Mr. Kreysar and the Company.

        19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

        20. EFFECTIVE DATE. This Agreement is effective upon the expiration of the Revocation Period described in Section 7 and such date is referred to herein as the "EFFECTIVE DATE."

        21. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        22. ASSIGNMENT. This Agreement may not be assigned by Mr. Kreysar or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Mr. Kreysar.

        23. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                (a) they have read this Agreement;

                (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

                (d) they are fully aware of the legal and binding effect of this Agreement.

                IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and Mutual Release on the respective dates set forth below.

                                             ACCRUE SOFTWARE, INC.


Dated as of March 24, 2001                   By:  /s/ Robert Smelick
                                                --------------------------------
                                             Title: Chairman

                                             RICHARD KREYSAR, an individual

                                             /s/  Richard Kreysar
Dated as of March 24, 2001                   -----------------------------------
                                             Richard Kreysar

                                    EXHIBIT A

                               PURCHASE AGREEMENT

                                    EXHIBIT B

                             SECOND OPTION AGREEMENT

                                    EXHIBIT C

                            CONFIDENTIALITY AGREEMENT

                                    EXHIBIT D

                            INDEMNIFICATION AGREEMENT

                                    EXHIBIT E

                                 PROMISSORY NOTE

$24,000.00                                                   Fremont, California
                                                                  March 24, 2001


        For value received, the undersigned promises to pay Accrue Software, Inc., a Delaware corporation (the "Company"), at its principal office the principal sum of $24,000 with interest from the date hereof at a rate of 5.06% per annum, compounded semiannually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on July 15, 2002; provided, however, that if the undersigned breaches any material term of the Separation Agreement and Mutual Release executed by and between the Company and the undersigned on March 24, 2001, this Note shall be immediately due and payable.

        Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT INTEREST OR PENALTY.

        Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

        This nonrecourse Note is secured by a pledge of certain shares of Common Stock of the Company and is subject to the terms of a Pledge and Security Agreement between the undersigned and the Company of even date herewith.


                                         /s/ RICHARD KREYSAR
                                         --------------------------------------
                                         Richard Kreysar

                          PLEDGE AND SECURITY AGREEMENT

        This Pledge and Security Agreement (the "Agreement") is entered into this 24th day of March, 2001 by and between Accrue Software, Inc., a Delaware corporation (the "Company") and Richard Kreysar ("Purchaser").

                                    RECITALS

        In connection with Purchaser's exercise of an option to purchase certain shares of the Company's Common Stock (the "Shares") pursuant to an Option Agreement effective as of August 18, 1998 between Purchaser and the Company, Purchaser delivered a promissory note (the "Original Note") in full payment of the exercise price for the Shares. The Company required that the Note be secured by a pledge of the Shares on the terms set forth in a Pledge and Security Agreement dated October 1, 1998. In connection with the termination of Purchaser's employment with the Company on January 15, 2001, the Company is repurchasing certain of the Shares, is forgiving a portion of the principal and all of the accrued interest on the Original Note, and is executing a new promissory note with Purchaser (the "Note") in the amount of $24,000, which amount represents the purchase price for 200,000 of the Shares (the "Vested Shares"). The Company requires that the Note be secured by a pledge of the Vested Shares on the terms set forth below.

                                    AGREEMENT

        In consideration of the Company's acceptance of the Note as full or partial payment of the exercise price of the Vested Shares, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Note shall become payable in full on July 15, 2002; provided, however, that if Purchaser breaches any material term of the Separation Agreement and Mutual Release executed by and between the Company and Purchaser on March 24, 2001, the Note shall be immediately due and payable.

        2. Purchaser shall deliver to the Secretary of the Company, or his or her designee (hereinafter referred to as the "Pledge Holder"), all certificates representing the Vested Shares, together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by Purchaser and by Purchaser's spouse (if required for transfer), in blank, for use in transferring all or a portion of the Vested Shares to the Company if, as and when required pursuant to this Agreement. In addition, if Purchaser is married, Purchaser's spouse shall execute the signature page attached to this Agreement.

        3. As security for the payment of the Note and any renewal, extension or modification of the Note, Purchaser hereby grants to the Company a security interest in and pledges with and delivers to the Company Purchaser's Vested Shares (sometimes referred to herein as the "Collateral").

        4. In the event that Purchaser prepays all or a portion of the Note, in accordance with the provisions thereof, Purchaser intends, unless written notice to the contrary is delivered to the Pledge Holder, that the Vested Shares represented by the portion of the Note so repaid, including annual interest thereon, shall continue to be so held by the Pledge Holder, to serve as independent collateral for the outstanding portion of the Note for the purpose of commencing the holding period set forth in Rule 144(d) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        5. In the event of any foreclosure of the security interest created by this Agreement, the Company may sell the Vested Shares at a private sale or may repurchase the Vested Shares itself. The parties agree that, prior to the establishment of a public market for the Vested Shares of the Company, the securities laws affecting sale of the Vested Shares make a public sale of the Vested Shares commercially unreasonable. The parties further agree that the repurchasing of such Vested Shares by the Company, or by any person to whom the Company may have assigned its rights under this Agreement, is commercially reasonable if made at a price determined by the Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Vested Shares reduced by any limitation on transferability, whether due to the size of the block of shares or the restrictions of applicable securities laws.

        6. In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the California Commercial Code including the right to sell the Collateral at a private or public sale or repurchase the Vested Shares as provided above. The proceeds of any sale shall be applied in the following order:

                (a) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Agreement and the Note, including, without limitation, reasonable attorney's fees and legal expenses incurred by the Company.

                (b) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under Purchaser's Note.

                (c) Any remaining proceeds shall be delivered to Purchaser.

        7. Upon full payment by Purchaser of all amounts due under the Note, Pledge Holder shall deliver to Purchaser all Vested Shares in Pledge Holder's possession belonging to Purchaser, and Pledge Holder shall thereupon be discharged of all further obligations under this Agreement; provided, however, that Pledge Holder shall nevertheless retain the Vested Shares as escrow agent if at the time of full payment by Purchaser said Vested Shares are still subject to a Repurchase Option in favor of the Company.

        The parties have executed this Pledge and Security Agreement as of the date first set forth above.

                                    COMPANY:

                                    ACCRUE SOFTWARE, INC.


                                    By:  /s/ ROBERT SMELICK
                                    ------------------------------------


                                    Name:  Robert Smelick
                                         ------------------------------------
                                                      (print)

                                    Title:
                                          ------------------------------------


                                    Address:

                                    PURCHASER:

                                    RICHARD KREYSAR

                                    /s/ RICHARD KREYSAR
                                    ------------------------------------
                                    (Signature)

                                    Richard Kreysar
                                    ------------------------------------
                                    (Print Name)

                                    Address: 110 Tuscany Way
                                             Danville, CA 94506

                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED and pursuant to that certain Pledge and Security Agreement between the undersigned ("Purchaser") and Accrue Software, Inc. dated March 24, 2001 (the "Agreement"), Purchaser hereby sells, assigns and transfers unto _______________________________ (________) shares of the Common Stock of
Accrue Software, Inc., standing in Purchaser's name on the books of said corporation represented by Certificate No. ___ herewith and hereby irrevocably appoints _____________________________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

Dated: ____________

                                   Signature:

                                   /s/ RICHARD KREYSAR
                                   ------------------------------------
                                   Richard Kreysar


                                   /s/ STACY A. KREYSAR
                                   -----------------------------------------
                                   Spouse of Richard Kreysar (if applicable)



Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to perfect the security interest of the Company pursuant to the Agreement.